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                              [LETTERHEAD OF HAYNES AND BOONE, LLP APPEARS HERE]



                                  EXHIBIT 5.1

September 25, 1998



EXCO Resources, Inc.
5735 Pineland Drive, Suite 235
Dallas, Texas  75231


Gentlemen:

We have acted as special counsel to EXCO Resources, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,600,000 shares of Common Stock, par value $0.02 per share (the "Common Stock"), of the Company that may be issued pursuant to the EXCO Resources, Inc. 1998 Stock Option Plan (the "Stock Option Plan") and the EXCO Resources, Inc. 1998 Director Compensation Plan (collectively, the "Plans"). The law covered by the opinions expressed herein is limited to the Federal law of the United States and the General Corporation Law of the State of Texas.

In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plans and the granting of awards thereunder; and (iii) such other documents as we have deemed necessary for the expression of the opinion contained herein.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that the exercise prices of all stock options that may be granted under the Stock Option Plan will equal or exceed the par value per share of the Common Stock. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 1,600,000 shares of Common
Stock covered by the Registration Statement which may be issued from time to time in accordance with the terms of the Plans have been duly authorized for issuance by the Company, and, when so issued in accordance with the terms and conditions of the Plans and any related option or other applicable agreements, will be validly issued, fully paid and nonassessable.
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                              [LETTERHEAD OF HAYNES AND BOONE, LLP APPEARS HERE]


EXCO Resources, Inc.
September 25, 1998
Page 2


We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption, "Item 5. Interests of Named Experts and Counsel" in the Registration Statement.


Very truly yours,

/s/   HAYNES AND BOONE, LLP

Haynes and Boone, LLP